SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 15, 2004
                               (December 9, 2004)

                            HOUSTON OPERATING COMPANY
             (Exact name of registrant as specified in its charter)

       Delaware                   000-31553                    76-0307819
(State of Incorporation)        (Commission                  (IRS Employer
                                File Number)               Identification No.)

                                 67 Federal Road
                                   Building A
                                    Suite 300
                              Brookfield, CT 06804
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (203) 775-1178



                            11145 West Rockland Drive
                               Littleton, CO 80127
          (Former Name or Former Address if Changed Since Last Report)

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
            --------------------------------------------------

On December 9, 2004, (the "Closing Date") Houston Operating Company (the "Company") entered into an Exchange Agreement (the "Acquisition Agreement") with all of the stockholders (the "Stockholders") of NetFabric Corporation ("NetFabric"). At the Closing, which occurred at the same time as the execution of the Acquisition Agreement the Company acquired all of the issued and outstanding capital stock of NetFabric from the Stockholders in exchange for an aggregate of 32,137,032 newly-issued shares of the Company's Common Stock (the "Acquisition"). Immediately prior to the closing of the Acquisition, the Company and Littlehampton Investments, LLC cancelled a total of 6,030,000 shares of common stock of the Company held by Littlehampton Investments, LLC.

Today, the Company is also filing with the Securities and Exchange Commission an Information Statement complying with Rule 14f-1 under the Securities Exchange Act of 1934 that describes a change in a majority of the Company's board of directors that is occurring in connection with the change of control of the Company that is described in this report. The current directors of the Company will resign and three directors of NetFabric will immediately become the new directors of the Company. The directors of NetFabric will join the Board of Directors effective upon the 10th day following the mailing of such information statement to the stockholders of the Company.

Following is disclosure regarding NetFabric. From and after the Closing Date, the operations of NetFabric shall be the only operations of the Company.


DESCRIPTION OF BUSINESS

GENERAL
NetFabric was incorporated in the State of Delaware on December 17, 2002, as a new corporation and not as a result of a material re-classification, merger, consolidation, purchase or divestiture.

NetFabric develops and sells a family of Internet Protocol ("IP") appliances that simplify the incorporation of any telephone system into a company's IP infrastructure while reducing the cost of telephone calls. NetFabric's products deliver productivity gains to small and medium sized businesses ("SMB" or "SMBs") with cost reductions while maintaining Public Switched Telephone Network ("PSTN") class reliability and ease of use. The market for NetFabric's products is a multi-billion dollar marketplace and NetFabric, to its knowledge, is the first company to introduce Customer Premise Equipment ("CPE") that transforms the affordable and available consumer Voice over Internet Protocol ("VoIP") services from many providers into one that is reliable enough to be used in a business environment. Additionally, this CPE provides an applications platform for the distributed deployment of network services that add substantially to the value of VoIP to both the end-user and service provider.

NETFABRIC'S PRODUCTS

FUSION PRODUCT FAMILY
NetFabric's FUSION product family, which today includes the FUSION 4x4 and FUSION 12x8, (together, the "FUSION Product Family") uses an external VoIP gateway to facilitate its use with any service provider utilizing any VoIP call control protocol.

FUSION 4X4 - STANDARD FUNCTIONALITY
NetFabric's FUSION 4x4 product offers 4 trunks (i.e., lines that come into a company's premises from the outside network whether from the Public Switched Telephone Network or a VoIP service provider's network) and 4 lines (i.e., connections on the customer premises side of the company's network usually coming from the Private Branch Exchange ("PBX") or Key System). This product also includes an intelligent call router that uses least cost router algorithms plus Quality-of-Service ("QoS") measurement. QoS enables the traditional telephone network to be used as a safety net when the VoIP network is impaired to ensure that telephone calls will go through so long as PSTN service is available. The system also ensures that emergency (e.g., 911) calls are automatically routed to the proper authorities and provides the location of the caller via the PSTN lines the customer maintains. Properly routing emergency calls can be an issue with VoIP deployments if a customer does not manually register its geographic location with the proper authorities.

The FUSION 4x4 product also features a "call state server" that generates "informational events" in the form of IP packets. Local or remote clients can subscribe to this service which can be used for simple name and number pop-up, through client record pop-ups in Customer Relationship Management ("CRM") or other database packages such as Microsoft Outlook.

The FUSION 4x4 also features an integrated time client that uses network timeservers for accurate call logs. This product also has a fail-safe with power outage connecting trunk 1 to line 1, trunk 2 to line 2, etc. The FUSION 4x4 uses network based administration to simplify either local or remote configuration of the unit.

FUSION 12X8 - STANDARD FUNCTIONALITY
The FUSION 12x8 product contains all of the functionality of the FUSION 4x4 product plus additional capabilities. The FUSION 12x8 product features port expansion. This product provides additional VoIP lines without sacrificing any of the current analog connections. The FUSION 12x8 offers 12 trunks into an 8 line PBX. The FUSION 12x8 also features dial plan translation, which allows calls to be routed automatically to different providers and make the dialed number correspond to the service provider's parameters. For example, a local call dialed as 755-1178 is routed over the PSTN telephone network unchanged, but


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if it is routed over VoIP, the number is modified by FUSION to 1-203-755-1178
(i.e., includes all 11 digits required by a VoIP provider).

OPTIONAL FEATURES AND APPLICATIONS FOR FUSION
NetFabric's FUSION Product Family may also include an optional call validation interface for "Do Not Call" and similar applications. FUSION can connect to call validation servers across an IP network connection. This feature allows for enterprise-wide deployment of call control policies to any legacy PBX or even to discrete telephones.

SOFTWARE APPLICATIONS
The FUSION Product Family distinguishes itself by having a range of applications that run in association with the hardware. This adds versatility and value in the IP telephony market that is akin to the one enjoyed by the personal computer in the office software market.

The majority of NetFabric's software is either browser-based or written in Java for platform independent deployment, allowing customers to run Windows, Macintosh or Linux seamlessly with NetFabric software. NetFabric's initial software portfolio comprises a standard software application package that is shipped with every hardware unit and two optional applications packages, as described below.

STANDARD SOFTWARE APPLICATION PACKAGE
The standard software application package includes a simple graphical user interface that allows for configuring the FUSION product within the existing telephone system to route calls the way the business chooses to route them - for instance, local calls to the PSTN and long-distance calls to the VoIP provider. The standard package also includes a network time client that provides accurate and automatic setting of the internal clock. Network accessible call logs are also included in the standard package to provide for the listing of all inbound and outbound calls on either PSTN or VoIP trunks.

The time client is used for accurate record keeping. The call log also provides information regarding the number of rings occurring before the call is answered or abandoned which is useful for assessing the performance of customer support and sales groups of service organizations. The log can be customized by the end-user and utilized for input to billing packages.

CALL STATE CLIENT
The call state client software package includes the features of the standard software package plus pop up caller ID with name, number and trunk. This feature identifies the caller and allows the appropriate person to receive the call or direct the call to voice mail. The call state client package also includes a call monitor, which displays names and/or number of inbound and outbound calls on any trunk of the PBX and also displays the length of the call, which is effective for the remote monitoring of branch offices and customer support facilities. This package also interfaces with CRM packages for client record


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


pop-up. This package is usually associated with very high-end systems but is now available at a cost-effective price.

CALL VALIDATION CLIENT
The call validation client software package provides dialogs with an external database to check whether the current call is allowed to proceed or whether it should be dropped. This function may be used, for example, by businesses for the direct implementation of the "Do Not Call" requirement that is now a federal mandate. The call validation client software allows tracking of all calls and lists those calls that were blocked. Many companies are required to track calls in this manner in order to show the efforts they are making to comply with the law.


PRODUCT STRATEGY

NetFabric's product strategy assumes that SMBs will use a VoIP service provider for branch-to-branch and long distance calling. VoIP service providers have been unable to penetrate the SMB market because of perceived issues with cost, reliability, ease of use, quality of service and potential Emergency 911 problems. NetFabric's products solve these and other problems and deliver customers a fast return on their investment in NetFabric's products that can be measured in months rather than years.

NetFabric's product strategy has two phases, which are described below:

PHASE 1 - THE FUSION PRODUCT FAMILY
Phase 1 of NetFabric's product strategy involves creating products that provide reliable access to VoIP services with the use of an external VoIP gateway. The use of an external gateway obviates the need to have each and every service provider port their authentication, billing, and monitoring code across to NetFabric's products. Furthermore these gateways are either provided for a nominal fee or even free of charge, and thus the end-user has a very cost-effective way to work with any service provider. The FUSION Product Family includes the following:

     o    Call router
     o    Call state client
     o    Call validation client
     o    Network accessible call logs

These products deliver several benefits to SMB customers. These products use VoIP to reduce the cost of telephone calls. The use of VoIP is also a method of better accommodating remote workers and a way of seamlessly integrating separate branch offices. These products provide access to call state services for productivity enhancements such as client record pop up, call logs and call monitoring. In addition, NetFabric's FUSION Product Family allows for simple deployment of a broad array of new, easily customized services that couple telephone and data systems such as the "Do Not Call" register, the "VIP" call pop-up, and easy to access logs of all incoming and outgoing calls made by the business.

The FUSION 4x4 moved into production in early 2004 and won a "Best of Show" award at its introduction at the February 2004 Internet Telephony Conference and Expo in Miami.

PHASE 2 - ADVANCED PRODUCT FAMILY
Phase 2 of NetFabric's product strategy - the "Advanced Product Family" - provides a tightly integrated solution coupled with a more sophisticated applications platform. NetFabric is presently developing this Advanced Product Family and intends for this highly integrated unit to be the service provider's "product of choice" in the deployment of their voice services to SMBs.


THE MARKET

MARKET DESCRIPTION
Companies generally seek to improve productivity and reduce costs. Major productivity and cost-reduction improvements have been achieved in recent years through the use of IP data networks.

Some examples of the use of IP data networks to realize productivity improvements include the coupling and integration of a website to accounting and other backend systems; the use of a virtual private network to integrate the data infrastructures of various offices and remote workers; and, the use of IP data networks to enable e-mail and instant messaging for general communications.

All of these applications and services run on an IP infrastructure that ensures that different vendors' hardware and software are operationally compatible. Today's business infrastructure is about inter-operation and is rapidly moving away from proprietary technology or products.

However, one major element in practically every company's infrastructure that is not only proprietary but is usually isolated from the business data system is the telephone system. This fact will become an increasing liability to companies that do not upgrade, since they will fail to realize several benefits that would be achieved by integrating the telephone system with other business data systems.

By integrating a business's telephone system with its data system the business would obtain more flexible and lower cost communications that can seamlessly couple branch offices and remote workers. In addition, the business will be able to easily control call routing from traditional software applications running anywhere on the network. For example, this use of traditional software applications could ensure that a company complies with the new federal "Do Not Call" list and help that company to avoid fines or lawsuits. Similarly, businesses can tie in the routing of calls with a schedule that is kept in applications such as Microsoft Outlook. Both of these applications are simple to implement with an IP based system but are difficult to implement with legacy products. Another benefit achieved by integrating the telephone system with data systems is that the telephone system will be able to drive computer applications through facilities such as speech recognition and speech synthesis. Interactive voice response systems can be more intelligent and may become an alternate portal into the company alongside the website.

IP telephony is the vehicle for integrating telephone systems and data systems. Just as the personal computer was not a "next generation typewriter," the IP telephone system is not the next generation of the PBX. Integrating voice as an application within the corporate information systems will be essential to remain competitive in the present business environment.

Why are smaller enterprises not adopting IP telephone systems to reap these benefits? The use of IP telephone systems is well established in large enterprises. Large enterprises have information technology organizations and can bring the necessary financial and intellectual resources to bear on the migration to IP telephony. The solutions from Cisco and others require considerable cost and a high level of networking expertise to both install and maintain these IP telephone systems. Despite these issues, large companies have achieved significant returns on their investment in IP telephony.

Although IP telephony has been broadly adopted by large enterprises, it has largely failed to make the same in-roads into the SMB. The lack of success with the SMB centers on the absence of an information technology organization and frequently poor or variable quality wide-area data connections, making the use of IP telephone systems unreliable. Additionally, capital expenditure and maintenance issues associated with an IP PBX are often perceived as prohibitively high, which is due in part to the lack of networking skills in the Value Added Reseller ("VAR") and the usually small companies that provide telephone systems, wiring and other services to the SMBs ("Interconnects").

Given these issues, the overwhelming majority of SMBs continue to employ traditional telephone systems. NetFabric believes that SMBs need a solution that retains the reliability of the installed PSTN system while offering a cost-effective VoIP solution. Therefore, NetFabric develops and sells a family of telephony IP appliances that are reliable, cost-effective, and easy to install, and which provide VARs and Interconnects with the ability to sell new products in the VoIP space along with their existing telephony services. NetFabric products also appeal to the SMB because they avoid the large capital costs and risks of a complete upgrade to an IP telephone system, while receiving the majority of the benefits of an IP solution and maintaining PSTN reliability.

MARKET SIZE
The size of the US small and medium sized business market for NetFabric products is estimated to be in excess of $3.3 billion. The market was estimated in the following manner:

1) Using US Government's census data to determine business demographics
2) Making assumptions that the number of extensions per trunk increases as the size of the company increases 3) Estimating from the number of trunks and average selling price for NetFabric products, the potential market size

NetFabric will focus its sales and marketing efforts on companies with fewer than 100 employees (the "NetFabric Market"). Taking the average end-user price of NetFabric products and dividing that by the number of PBX trunks served in the NetFabric Market, the Company can derive the potential revenue generated per trunk, and thus for the NetFabric Market as a whole. Using this approach, the US domestic market for the hardware component alone of NetFabric products exceeds $3.3 billion.


--------------------------------------------------------------------------------------------------------
  Employees              Number of            Total        Employees        Trunks(1)       Revenue(2)
                           Firms            Employees       line(1)
--------------------------------------------------------------------------------------------------------
1 to 4                   2,697,839          5,630,017        1.0            5,630,017      $844,502,550
--------------------------------------------------------------------------------------------------------
5 to 9                   1,019,105          6,698,077        1.5            4,465,384      $669,807,600
--------------------------------------------------------------------------------------------------------
10 to 19                   616,064          8,274,541        2.0            4,137,270      $620,590,500
--------------------------------------------------------------------------------------------------------
20 to 99                   518,258         20,370,447        2.5            8,148,178    $1,222,226,700
--------------------------------------------------------------------------------------------------------
                                                                            TOTAL SMB
                                                                              MARKET     $3,357,127,350
--------------------------------------------------------------------------------------------------------
100 to 499                  85,304         16,410,367        3.0            5,470,122
--------------------------------------------------------------------------------------------------------
500 to 999                   8,572          5,906,266        3.5            1,687,504
--------------------------------------------------------------------------------------------------------
1,000 to 1,499               2,854          3,474,455        4.0              868,613
--------------------------------------------------------------------------------------------------------
1,500 to 2,499               2,307          4,419,771        4.5              982,171
--------------------------------------------------------------------------------------------------------
2,500 to 4,999               1,706          5,904,452        5.0            1,180,890
--------------------------------------------------------------------------------------------------------
5,000 to 9,999                 871          6,064,760        5.5            1,102,683
--------------------------------------------------------------------------------------------------------

     Source: US Government 2001 Business Census: http://www.census.gov/epcd/www/smallbus.html
     (1)  NetFabric estimate
     (2)  Assumes an average selling price per trunk of $150


It should be clearly understood that the Company can only expect to penetrate a percentage of this $3.3 billion market, as not every SMB is going to purchase a NetFabric product. In addition to hardware revenue the Company has developed and will continue to develop software and service offerings, which the Company expects will generate additional revenue with higher margins and lower distribution costs. Also, with the introduction of the Advanced Product Family the potential revenue per trunk could be higher. This is a result of the increased functionality that is contained in the Advanced Product Family.

Finally, NetFabric products may be attractive to large companies that have multiple or branch offices, as a cost-effective solution for providing internal communications, which would therefore generate additional revenue for the Company.

PRODUCT SALES AND DISTRIBUTION

SALES CHANNELS

The Company primarily employs an indirect sales model that comprises the following:

     o    Master Distributors
     o    Service Providers
     o    Original Equipment Manufacturers ("OEM")
     o    Retailers

Master Distributors sell primarily to VARs and Interconnects ("Master Distributors"). Although Master Distributors represent an attractive distribution channel initially, since the Company believes they represent the easiest distribution partner group to penetrate, the Company believes they are limited in their ability to scale longer term. The Company currently works with the following Master Distributors:

     o    Williams Telecommunications Corp. (www.williamsglobal.com)
          ("Williams")
     o    ABP Technology, Inc. (www.abptech.com) ("ABP")
     o    CoMatrix, Inc. (www.comatrix.com ) ("CoMatrix")

Service Providers are potentially the largest long-term sales channel for NetFabric. NetFabric is currently in negotiation with a broad range of Service Providers from small companies such as Broadvoice, Inc. to national providers including major long distance carriers and notable Regional Bell Operating Companies (RBOC"). Ultimately, the NetFabric seeks to have its products become the standard for major service providers to deploy services to SMB customers.

OEMs represent another major long-term revenue stream for NetFabric. Existing PBX or other telecom equipment vendors might add NetFabric's products to their portfolio to rapidly bring VoIP capability to legacy products. This type of interaction with an OEM is called private labeling and the Company has already begun to negotiate these types of relationships.

Another type of OEM transaction would be to adapt one or more of NetFabric's products to meet certain specific needs, for example, redesigning the product to fit a particular board size and connector pin configuration so that NetFabric's product can plug into the OEM's existing card cage. NetFabric expects to be involved in this type of activity in the future, but has no such relationships today.

The retail channel is becoming an avenue for penetrating the Small Office Home Office ("SOHO") market. Companies such as Best Buy Co., Inc and others are focused on the SOHO market and have invested in their own product installation and configuration teams. NetFabric is in discussions with companies in this market with the expectation that they will represent a major source of revenue in the future.

Also, NetFabric presently employs two direct sales representatives, and may add more in the future if this direct sales channel proves effective.

DISTRIBUTORS
NetFabric has a written agreement with Williams, whereby Williams purchases and resells NetFabric products to end-users and VARs, and for use in conjunction with its own customer product offerings. Under the terms of the agreement, Williams orders products directly from NetFabric. NetFabric ships those products as directed by Williams and invoices Williams on a net 30 day basis. Williams offers a full range of products and services and distributes products from manufacturers such as Nortel Networks, Lucent, Avaya, Mitel, Nitsuko, TIE, as well as a complete line of peripheral products. From telephones, voice mail systems, and headsets, to highly-advanced call answering centers, Williams can meet the needs of businesses of virtually any size. Williams also resells to 1000 dealers in Canada and 500 dealers in the US.

NetFabric currently has a non-binding verbal distribution agreement with ABP, whereby ABP purchases and resells NetFabric products to VARs and small service providers. Under the terms of that agreement, ABP orders products directly from NetFabric. NetFabric ships those products as directed by ABP and invoices ABP on a net 30 day basis. NetFabric chose ABP for its expertise in IP networking, specifically VoIP products. ABP is currently a distributor for companies such as AudioCodes, Ltd. and SNOM technology AG and would have the capability to bundle NetFabric's products for more complete solutions. More importantly, ABP is actively seeking products that are easy to sell and have mass-market appeal. ABP covers North, Central and South America through approximately 200 VARs.

NetFabric currently has a non-binding verbal distribution agreement with CoMatrix, whereby CoMatrix purchases and resells NetFabric products to Interconnects, integrators and VARs. Under the terms of that agreement, CoMatrix orders products directly from NetFabric. NetFabric ships those products as directed by CoMatrix and invoices CoMatrix on a net 30 day basis. NetFabric selected CoMatrix as a distributor for its products because CoMatrix is largely focused on the traditional telephony Interconnect. NetFabric's product is the first IP appliance CoMatrix has successfully installed at a customer site. CoMatrix works with approximately 4,000 VARs and Interconnects and plans major mailing efforts and training sessions for its customers regarding IP telephony. The Company believes it will be important to these VARs that a Master Distributor or super-VAR such as CoMatrix, perceived as understanding the telephone business, endorses NetFabric's IP products.

NetFabric has a written sales agreement with CommuniTech, Inc. ("CommuniTech"), dated February 25, 2004, whereby NetFabric pays CommuniTech a 5% sales


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commission on revenue received by NetFabric as a result of CommuniTech's sales efforts, within 30 days of receipt by NetFabric of revenue from such sales. The agreement has no definite term and may be terminated by either of the parties at any time.


TRAINING THE SALES, DISTRIBUTION AND INSTALLATION CHANNELS

In support of NetFabric's sales and distribution channels, NetFabric has instituted a comprehensive training program that is delivered via NetFabric's extranet. The extranet is augmented by live training delivered over WebEx on-demand web meetings applications. NetFabric intends to efficiently train large numbers of VARs, Interconnects and other personnel involved in the sales, distribution and installation of products. In 2005, NetFabric intends to further augment this program with the introduction of official NetFabric certification programs.


COMPETITION

NetFabric believes its approach in using CPE to elevate consumer grade VoIP services to business class service is unique. NetFabric believes it is also unique in providing an applications platform for the improved distribution of a host of telephony related services. Thus, NetFabric is not aware of any direct competition to its products. However there are a number of companies that have VoIP gateways and that can intelligently route calls between the PSTN and VoIP.

The most notable of these is Quintum Technologies, Inc. (www.quintum.com) ("Quintum"). The Quintum product is principally focused on the traditional VoIP gateway application, namely the construction of an internal enterprise VoIP telephone system. Quintum can reroute to the PSTN during the telephone call, whereas NetFabric cannot. However, Quintum requires installation of its proprietary hardware at both ends of the call, which prohibits its use with the majority of the current VoIP service providers. Also, the Quintum product does not contain an applications platform. Other notable companies with routing capabilities to the PSTN would include B.O.S. Better Online Solutions, Ltd. ("BOScom") and Multi-Tech Systems, Inc ("MultiTech").

Other than Quintum, BOScom, MultiTech and similar companies with solutions that can deliver hybrid PSTN/VoIP solutions, there is also the general adoption of pure IP telephone systems, which have the potential to provide similar capabilities to those of NetFabric products. However, NetFabric believes that this migration will not occur during the coming decade.


INTELLECTUAL PROPERTY

NetFabric has two patents pending on the technology used in its products. The first patent application, filed in March 2003, provides details regarding the way in which IP appliances can be used, administered or otherwise controlled from a web page contained elsewhere in the Internet. This process essentially provides a new means for rich graphics, instant updates, ease-of-use and product branding that does not exist today. This technology is broad in scope and could be applied to any IP appliance, not just NetFabric's IP devices.

The second patent application, filed in June 2003, provides details regarding a new call routing technique that provides much lower costs, with increased product robustness. This technology is at the heart of the FUSION Product Family.

MANUFACTURING AND COMPONENT SUPPLY

NetFabric uses Kimchuk, Inc. (www.kimchuk.com) ("Kimchuk") for its manufacturing operations. NetFabric's relationship with Kimchuk is not formalized in a written agreement, but is determined by the parties on a manufacturing lot-by-lot basis. That is, NetFabric provides Kimchuk with a non-binding rolling 90 day forecast of its manufacturing needs. Each month, NetFabric communicates by purchase order to Kimchuk the products and number of NetFabric units Kimchuk should manufacture for the Company for the month. When Kimchuk has manufactured those units and placed them in its inventory, Kimchuk invoices NetFabric on a net 30 day basis. The price of the units to NetFabric is also determined by the parties on a lot-by-lot basis.

DEPENDENCE ON SPECIFIC CUSTOMERS

The Company's revenue is more dependent on critical sales channels rather than specific customers. NetFabric is creating a relatively small number of business relationships with major service providers and equipment vendors. The revenue that will ensue from these relationships is expected to form a large percentage of NetFabric's total revenue.


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


RISK FACTORS

The financial condition, business, operations, and prospects of the Company involve a high degree of risk. You should carefully consider the risks and uncertainties described below, which constitute the material risks relating to the Company, and the other information in this report. If any of the following risks are realized, the Company's business, operating results and financial condition could be harmed and the value of the Company's stock could go down. This means that investors and stockholders of the Company could lose all or a part of their investment.


THE COMPANY MAY BE UNABLE TO FUND FUTURE GROWTH

The Company is relying for its immediate financing needs on the funding to be provided by Macrocom Investors, LLC ("Macrocom") under the terms of the Financing Agreement (see, item 3.02, page 30). If Macrocom were to fail in fulfilling it obligations to the Company, then the Company may not be able to finance its immediate business plans, and the Company will require immediate financing for its business. Such financing may not be available to the Company on favorable terms, if at all. The Company's business strategy calls for growth internally as well as through acquisitions. To this end, the Company has decided to invest substantial funds to increase its sales and marketing resources in order to grow revenues. In order to implement this strategy, the Company will require funding for additional personnel, capital expenditures and other expenses, as well as for working capital purposes. Financing may not be available to the Company on favorable terms, if at all. If adequate funds are not available on acceptable terms, then the Company may not be able to meet its business objectives for expansion. This, in turn, could harm the Company's business, results of operations and financial condition. In addition, if the Company raises additional funds through the issuance of equity or convertible debt securities, then the percentage ownership of the Company's shareholders will be diluted, and any new securities may have rights, preferences and privileges senior to those of the Common Stock. Furthermore, if the Company raises capital or acquires businesses by incurring indebtedness, the Company will become subject to the risks associated with indebtedness, including interest rate fluctuations and any financial or other covenants that the Company's lender may require. Moreover, if the Company's strategy to increase its sales and marketing resources in order to grow revenues does not produce the desired result, then the Company will have incurred significant, unrecoverable expenses.

THE COMPANY HAS A HISTORY OF LOSSES AND MAY NOT BE PROFITABLE IN THE FUTURE

NetFabric has a history of net losses and has an accumulated deficit of $623,601 from its inception through September 30, 2004. This is an unconsolidated figure and does not include losses of Houston Operating Company prior to the Acquisition. Further, developing the Company's business strategy and expanding the Company's services will require significant additional capital and other expenditures. Accordingly, if the Company is not able to increase its revenue, it may never achieve or sustain profitability.

THE COMPANY'S GROWTH MAY BE LIMITED IF IT IS UNABLE TO ATTRACT AND RETAIN QUALIFIED PERSONNEL

The Company announced plans in the 3rd quarter of 2004 to immediately increase sales and marketing personnel dramatically in order to grow revenue. The Company believes that its success depends largely on its ability to attract and retain highly-skilled and qualified technical, managerial and marketing personnel. The market for highly skilled engineering, sales, marketing and support personnel is highly competitive as a result of the limited availability of technically-qualified personnel with the requisite understanding of the markets which the Company serves. The inability to hire or retain qualified personnel may hinder the Company's ability to implement its business strategy and may harm its business.

THE COMPANY IS EXPOSED TO THE GENERAL CONDITION OF THE TELECOMMUNICATIONS MARKET

The Company's business is subject to global economic conditions, and in particular, market conditions in the telecommunications industry. The Company's operations may be adversely affected by the continued declines in capital spending from telecommunications service providers. If global economic conditions worsen, or if the prolonged slowdown in the telecommunications industry continues, then the Company may experience adverse operating results.

THE COMPANY'S NEED TO INVEST IN RESEARCH AND DEVELOPMENT COULD HARM THE COMPANY'S OPERATING RESULTS

The Company's industry is characterized by the need for continued investment in research and development. If the Company fails to invest sufficiently in research and development, the Company's products may become less attractive to potential customers, resulting in a material adverse effect on the Company's results of operations and financial condition. As a result of the Company's need to maintain or increase its spending levels in this area, the Company's operating results could be materially harmed if the Company's net sales fall below expectations. In addition, as a result of the need for research and development and technological innovation, the Company's operating costs may increase in the future.

INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS AGAINST THE COMPANY, EVEN WITHOUT MERIT, COULD REQUIRE THE COMPANY TO ENTER INTO COSTLY LICENSES OR DEPRIVE THE COMPANY OF THE TECHNOLOGY IT NEEDS

The Company's industry is technology intensive. As the number of competitors in the Company's target markets increases and the functionality of the products produced by such competitors further overlaps, third parties may claim that the technology the Company develops or licenses infringes on their proprietary rights. Any claims against the Company or any of its subsidiaries may affect the Company's business, results of operations and financial conditions. Any infringement claims, even those without merit, may require the Company to pay damages or settlement amounts or require the Company to develop non-infringing technology or enter into costly royalty or licensing agreements to avoid service implementation delays. Any litigation or potential litigation may result in product delays, increased costs or both. If successful, a claim of product infringement could completely deprive the Company of the technology it needs.

DEFECTS IN THE COMPANY'S PRODUCTS MAY ADVERSELY AFFECT THE COMPANY'S SALES AND EXPOSE THE COMPANY TO COSTLY LEGAL CLAIMS

The Company's business strategy calls for the development of new products and product enhancements which may from time to time contain defects or result in failures that the Company did not detect or anticipate when introducing such products or enhancements to the market. In addition, the markets in which the Company's products are used are characterized by a wide variety of standard and non-standard configurations and by errors, failures and bugs in third-party platforms that can impede proper operation of the Company's products. Despite product testing by the Company, defects may still be discovered in some new products or enhancements after the products or enhancements are delivered to customers. The occurrence of these defects could result in product returns, adverse publicity, loss of or delays in market acceptance of the Company's products, delays or cessation of service to the Company's customers or legal claims by customers against the Company.

To the extent that contractual provisions limit the Company's exposure to legal claims are unenforceable or such claims are not covered by insurance, a successful products liability claim could have a material adverse effect on the Company's business, results of operations and financial condition.

THE COMPANY'S DEPENDENCE ON CONTRACT MANUFACTURERS AND SUPPLIERS MAY RESULT IN PRODUCT DELIVERY DELAYS

The Company currently uses contract manufacturers to manufacture its products. The Company's reliance on contract manufacturers involves a number of risks, including the absence of adequate capacity, the unavailability of, or interruptions in access to necessary manufacturing processes and reduced control over delivery schedules. If the Company's manufacturers are unable or unwilling to continue manufacturing the Company's products and components in required volumes, the Company will have to identify one or more acceptable alternative manufacturers. Furthermore, the use of new manufacturers may cause significant interruptions in supply if the new manufacturers have difficulty manufacturing products to the Company's specifications. Further, the introduction of new manufacturers may increase the variance in the quality of the Company's products. In addition, the Company relies upon third-party suppliers of specialty components, some of which are single-sourced and intellectual property used in its products. It is possible that a component needed to complete the manufacture of the Company's products may not be available at acceptable prices or on a timely basis, if at all. Inadequate supplies of components, or the loss of intellectual property rights, may affect the Company's ability to deliver products to its customers. Any significant interruption in the supply of the Company's products could result in the reduction of product sales to customers, which in turn could permanently harm the Company's reputation in the industry.

THE COMPANY MAY BE SUBJECT TO LITIGATION

The Company may be subject to claims involving how the Company conducts its business. Any such claims against the Company may affect its business, results of operations and financial conditions. Such claims, including those without merit, could require the Company to pay damages or settlement amounts and would require a substantial amount of time and attention from the Company's senior management as well as considerable legal expenses. Although the Company does not anticipate that its activities would warrant such claims, there can be no assurances that such claims will not be made.

THE COMPANY'S PRODUCTS MAY NOT ACHIEVE ACCEPTANCE IN THE MARKETPLACE

The Company intends to offer a line of VoIP products targeted at the SMB market. The markets for these products are relatively new, unpredictable and rapidly evolving. Lack of acceptance in the marketplace for these new products could have a material adverse effect on the Company's business, results of operations and financial condition.

IF THE COMPANY MUST MAKE DESIGN CHANGES TO ITS PRODUCT LINES, THEN THE COMPANY'S SALES ARE LIKELY TO SUFFER, AND THE COMPANY MAY BE EXPOSED TO LEGAL CLAIMS

The Company's business strategy calls for the development of new products and product enhancements which may from time-to-time be subject to design changes that the Company did not anticipate when introducing such products or enhancements to the market. In addition, the markets in which the Company's products are used are characterized by a wide variety of standard and non-standard configurations and by errors, failures and bugs in third-party platforms that can impede proper operation of the Company's products. Despite product testing by the Company, design changes may still be required in some new products or enhancements after the products or enhancements are delivered to customers. The need for these changes could result in product returns, adverse publicity, loss of or delays in market acceptance of the Company's products, delays or cessation of service to the Company's customers or legal claims by customers against the Company.

To the extent that contractual provisions that limit the Company's exposure to legal claims are unenforceable or such claims are not covered by insurance, a successful products liability claim could have a material adverse effect on the Company's business, results of operations and financial condition.

THE COMPANY NEEDS TO DEVELOP NEW PRODUCTS AND ENHANCEMENTS IN ORDER TO PREVENT THE RISK OF OBSOLESCENCE

The Company's industry is characterized by the need for continued investment in new products and enhancements and upgrades to its existing product line. If the Company fails to produce new and improved functionality, then the Company's products could become less attractive to potential customers, which could have a material adverse effect on the Company's results of operations and financial condition.

THE COMPANY LACKS ACCOUNTING AND REPORTING CONTROLS

The Company has only two employees responsible for the accounting and reporting functions for the Company. In addition, both the Chief Financial Officer and Vice President of Finance are part time employees of the Company. As a result, the Company currently has limited segregation of duties regarding the Company's accounting and reporting functions. Management recognizes this limited segregation of duties as a potential deficiency in the Company's internal controls and is implementing procedures to mitigate this deficiency. Based on discussions with its independent auditors, the Company anticipates that it will undertake additional remedial measures during the first quarter of 2005.

THE COMPANY MAY BE AFFECTED BY GOVERNMENT REGULATION

The government has thus far avoided introducing regulation into the VoIP industry. On October 19, 2004, Michael Powell, Chairman of the FCC, stated his intention to wrest control of VoIP from the states and make it subject to federal control, with initial proposals that would contain as few VoIP regulations as possible. On November 9, 2004, the FCC did take jurisdiction over IP telephony away from the states. Powell called the Commission's 4-1 vote to exempt Vonage Holdings Corporation's VoIP telephone service from Minnesota telephone taxes and certification standards "a landmark decision". It therefore appears that in the near future the industry will be unregulated at the state level and minimally regulated at the federal level.

However, if government regulation is imposed that affects VoIP deployment or reduces or eliminates the cost savings of VoIP, this would materially detract from the commercial viability of NetFabric's products. Nonetheless, there are a number of other capabilities that NetFabric's products provide that would still be attractive to potential customers.

ADDITIONAL INFORMATION

We are obligated to file reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

We intend to voluntarily furnish our security holders with an annual report that contains audited financial statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS

We will furnish this information within 71 days from the date that this current report on Form 8-K became due by filing an amendment to this report, which amendment will also contain financial statements for NetFabric.

DESCRIPTION OF PROPERTY

The Company's headquarters are located at 67 Federal Road, Building A, Suite 300, in Brookfield, Connecticut. The Company leases office space under a two-year operating lease with Silvermine Investors, LLC ("Silvermine"), which expires on December 31, 2005 (the "Lease"). Under the terms of the Lease, NetFabric has paid one dollar and issued 200,000 shares of common stock to Silvermine as consideration for use of the office space during the term of the Lease. Prior to 2004, the Company operated from the primary residence of Jeff Robinson, co-founder and current President, and the offices of Fred Nazem, co-founder and former Chairman and CEO.

The Company has a nominal amount of fixed assets as it out-sources its entire manufacturing process to Kimchuk. The Company contracts with Kimchuk on a lot-by-lot basis. (See, "Manufacturing and Component Supply", above).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth each person known by us to be the beneficial owner of five percent or more of NetFabric's common stock, all directors individually and all directors and officers as a group. Each person named below has sole voting and investment power with respect to the shares shown unless otherwise indicated.

                                              Amount of
                                              Beneficial         Percentage of
Name and Address of Beneficial Owner          Ownership             Class

------------------------------------------------------------------------------
Jeffrey Robinson                             14,832,476             38.37%
c/o NetFabric Corporation
67 Federal Road
Building A, Suite 300
Brookfield, CT  06804

Fred Nazem                                   14,832,477 (1)         38.37%
c/o NetFabric Corporation
67 Federal Road
Building A, Suite 300
Brookfield, CT  06804

Walter Carozza                                  824,026 (2)          1.68%
c/o NetFabric Corporation
67 Federal Road
Building A, Suite 300
Brookfield, CT  06804

Philip Barak                                    247,208 (3)           .64%
c/o NetFabric Corporation
67 Federal Road
Building A, Suite 300
Brookfield, CT  06804

Victoria Desidero                                98,883 (4)          0.26%
c/o NetFabric Corporation
67 Federal Road
Building A, Suite 300
Brookfield, CT  06804

ALL DIRECTORS AND OFFICERS                   16,002,593 (5)         41.40%
AS A GROUP


(1) Includes 6,592,212 shares held by the Fred F. Nazem Children's' Trust, whose trustees are Alexander Nazem, Farhad Nazem and Sohelya Gharib.
(2) Includes 494,416 options at $0.152/share and 164,805 warrants at $0.152/share
(3) Includes 247,208 options at $0.152/share
(4) Includes 98,883 options at $0.152/share
(5) Does not include the shares held by the Fred F. Nazem Children's Trust, or by Fred Nazem who resigned as Chairman of the Board and CEO of NetFabric effective November 30, 2004



CHANGE OF CONTROL

On December 9, 2004, (the "Closing Date") Houston Operating Company (the "Company") entered into an Exchange Agreement (the "Acquisition Agreement") with all of the stockholders (the "Stockholders") of NetFabric Corporation ("NetFabric"). At the Closing, which occurred at the same time as the execution of the Acquisition Agreement the Company acquired all of the issued and outstanding capital stock of NetFabric from the Stockholders in exchange for an aggregate of 32,137,032 newly-issued shares of the Company's Common Stock (the "Acquisition"). Immediately prior to the closing of the Acquisition, the Company and Littlehampton Investments, LLC cancelled a total of 6,030,000 shares of common stock of the Company held by Littlehampton Investments, LLC.

Today, the Company is also filing with the Securities and Exchange Commission an Information Statement complying with Rule 14f-1 under the Securities Exchange Act of 1934 that describes a change in a majority of the Company's board of directors that is occurring in connection with the change of control of the Company that is described in this report. The current directors of the Company will resign and three directors of NetFabric will immediately become the new directors of the Company. The directors of NetFabric will join the Board of Directors effective upon the 10th day following the mailing of such information statement to the stockholders of the Company.



DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below are the names of NetFabric's directors and officers, their ages, all positions and offices that they hold with NetFabric, the period during which they have served as such, and their business experience during at least the last five years. These officers and directors will hold identical positions with the Company following the acquisition.


NAME                      AGE     POSITION HELD     EXPERIENCE
--------------------------------------------------------------------------------


Jeffrey Robinson           52     Chairman and CEO  Mr. Robinson is a co-founder
                                                    of NetFabric and has been
                                                    its Director President since
                                                    December 2002 and its
                                                    Chairman and CEO since
                                                    November 2004. He has served
                                                    on the Board of Directors of
                                                    NetFabric since 2002. Mr.
                                                    Robinson is an experienced
                                                    entrepreneur and
                                                    technologist. He was the CEO
                                                    of IQ NetSolutions from June
                                                    1994 to July 2002, a company
                                                    that created one of the
                                                    first voice-over-packet
                                                    systems with an emphasis on
                                                    ease of installation. During
                                                    the period from Oct 1987 to
                                                    July 1994, he was the
                                                    Chairman and CTO of Star
                                                    Semiconductor, the company
                                                    that created the world's
                                                    first commercially available
                                                    multi-processor DSP. During
                                                    the period from Dec 1982 to
                                                    Sept 1987, Mr. Robinson was
                                                    the Director of VLSI at
                                                    General DataComm, and an IC
                                                    Design Manager at Texas
                                                    Instruments. Mr. Robinson is
                                                    the owner or co-owner of
                                                    over 30 patents


Richard Howard             55     Director          Mr. Howard has been a Direc-
                                                    tor of the Company since
                                                    November 2004. He received a
                                                    BS in Economics and
                                                    Corporate Finance from the
                                                    Wharton School at the
                                                    University of Pennsylvania.
                                                    Since 2004, he has been the
                                                    President of Flagship
                                                    Healthcare Management, Inc.
                                                    From 2003 to 2004, he has
                                                    been the Managing Director
                                                    of BLH Strategies, a
                                                    consulting firm that
                                                    provides management services
                                                    to companies and nonprofit
                                                    organizations. From 1985 to
                                                    2003, he worked for Genesis
                                                    Health Ventures, Inc. At
                                                    various times during his
                                                    seventeen years with Genesis
                                                    he served as Vice Chairman,
                                                    President and Chief
                                                    Operating Officer. He also
                                                    served as a member of the
                                                    Board of Directors for all
                                                    seventeen years. While with
                                                    Genesis, the company grew
                                                    from a private company
                                                    operating twelve skilled
                                                    nursing centers to a $2.5
                                                    billion publicly traded
                                                    company employing over
                                                    45,000 people.

Charlotte G. Denenberg     58     Director          Ms. Denenberg has been a
                                                    Director of the Company
                                                    since November 2004. She
                                                    received a BA in Psychology
                                                    and Mathematics with Highest
                                                    Distinction, Phi Beta Kappa,
                                                    from Northwestern
                                                    University, and an MS and a
                                                    PhD in Mathematics from the
                                                    Illinois Institute of
                                                    Technology. For the past two
                                                    years she has consulted to a
                                                    variety of companies in the
                                                    telecommunications industry.
                                                    From 1998 to 2002, she
                                                    worked for Metromedia Fiber
                                                    Network Services, Inc. (MFN)
                                                    as Vice President, Optical
                                                    Infrastructure and as Vice
                                                    President and Chief
                                                    Technology Officer.

Walter Carozza (1)         50     Chief Financial   Mr. Carozza has been the
                                                    Chief Financial Officer of
                                                    NetFabric Officer since
                                                    August 2004. Mr. Carozza
                                                    received his BA and JD
                                                    degrees from The University
                                                    of Wisconsin. He is admitted
                                                    to practice before the Court
                                                    of International Trade, the
                                                    U.S. Supreme Court, and the
                                                    District of Columbia Court
                                                    of Appeals. He is a member
                                                    of the DC and Wisconsin
                                                    Bars. For the past five
                                                    years he has been employed
                                                    as a Manager of the General
                                                    Partner of East River
                                                    Ventures, a venture capital
                                                    firm based in New York City.


Philip Barak (1)           52     VP Finance        Mr. Barak has been the VP of
                                                    Finance of NetFabric since
                                                    December 2002. He holds a BS
                                                    in Accounting from Rider
                                                    University and is a
                                                    Certified Public Accountant
                                                    and a member of the AICPA
                                                    and NYSSCPA. For the past
                                                    five years he has been
                                                    employed as a General
                                                    Partner and Chief Financial
                                                    Officer of Nazem & Company,
                                                    a venture capital firm
                                                    founded in 1976.

Victoria Desidero          44     VP Marketing      Ms. Desidero has been the VP
                                                    Marketing of NetFabric since
                                                    June 2004. For the past five
                                                    years she has been employed
                                                    as VP Marketing for Merlot
                                                    Communications.

(1) These individuals are part-time employees of the Company. The Company intends to hire a full time CFO and/or other individuals by the end of the first quarter of 2005 to replace these individuals.



EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to all executive officers and other key employees of NetFabric who were serving as of September 30, 2004, for services in all capacities. These officers and directors will hold identical salaries and option positions in the Company following the Acquisition, except as noted in the footnotes, below.


SUMMARY COMPENSATION TABLE

                                         Annual Compensation                            Long-Term Compensation
                                                                                  Awards             Payouts

                                                                  Other     Restricted     Securities       LTIP          All
                                                                  Annual      Stock        Under-lying    Payouts       Other
Name                                                              Compen-     Awards        Options/        ($)         Compen-
And Principal          Year              Salary        Bonus      sation        ($)           SARs                      sation
Position                (1)                ($)          ($)         ($)                        (#)                         ($)
Fred Nazem             2004             175,000          0           0          0               0            0             0
Chief Executive
Officer (2)

Jeff Robinson          2004             175,000          0           0          0               0            0             0
President (3)

Walter Carozza,        2004              60,000          0           0          0           988,832          0             0
Chief Financial
Officer

Philip Barak,          2004                   0          0           0          0           494,416          0             0
VP Finance

Victoria Desidero      2004             110,000          0           0          0           395,533          0             0
VP Marketing

William Meltzer        2004             120,000          0           0          0           164,805          0             0
Director, Software



                                       22


Joseph Welfeld         2004             110,000          0           0          0           148,325          0             0
Senior Firmware
Engineer

Dominick Zumbo         2004             110,000          0           0          0           148,325          0             0
Director, Hardware


(1) No compensation was paid in 2003 by NetFabric.
(2) Effective November 30, 2004 Fred Nazem resigned as Chairman of the Board of Directors and CEO of NetFabric. He will not be an officer or Director of the Company. (3) Effective November 30, 2004 Jeff Robinson was appointed CEO and elected Chairman of NetFabric by its Board of Directors. He will hold those identical positions with the Company.



OPTION/SAR GRANTS IN LAST 12 MONTHS

The following table sets forth the grant of stock options made as of September 30, 2004 to the persons named in the Summary Compensation Table:

                        Number of            % of Total
                        Securities            Options
                        Underlying           Granted to
                        Options              Employees            Exercise
Name                    Granted               in Fiscal           Price per
                                               Period               Share            Expiration Date
Walter Carozza           988,832               34.68%              $0.152            January 1, 2014

Philip Barak             494,416               17.34%              $0.152            January 1, 2014

Victoria Desidero        395,533               11.56%              $0.152            June 14, 2014

William Meltzer          164,805                5.78%              $0.152            January 1, 2014

Joseph Welfeld           148,325                5.20%              $0.152            April 26, 2014

Dominick Zumbo           148,325                5.20%              $0.152            August 16, 2004


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

The following table sets forth information with respect to unexercised stock options held by the persons named in the Summary Compensation Table at December 31, 2003.

                Number of Unexercised                    Value of Unexercised in-
                Options at Fiscal Year-End               the-Money Options at Fiscal
                                                         Year-End($)


Name            Exercisable       Unexercisable          Exercisable      Unexercisable

None                 0                 0                     0                  0



LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

The following table sets forth information with respect to awards made to persons named in the Summary Compensation Table pursuant to a long-term incentive plan in the fiscal year ending December 31, 2003.


Name        Number of        Performance or     Estimated Future Payouts Under Non-Stock
            Shares, Units    Other Period       Price-Based Plans
            or Other Rights  Under Maturation
                             or Payout          Threshold         Target           Maximum

None          0                 0                 0                 0                0



COMPENSATION OF DIRECTORS

The independent Directors of the Company will receive a grant of 75,000 shares of common stock of the Company which shares vest over four years from the date of his or her joining the Board, and are reimbursed for out-of-pocket expenses in connection with attendance at Board of Directors' and/or committee meetings.

EMPLOYMENT AGREEMENTS

Jeff Robinson has no employment agreement of any kind with NetFabric or the Company. The Company does not have formal employment agreements with its other employees. Certain employees have limited employment letter agreements with NetFabric that stipulate the amount of annual compensation, other employment benefits, and participation in NetFabric's stock option plan. There are currently no agreements with regard to severance or non-competition.


BENEFIT PLANS

The Company does not currently have a stock option and grant plan. However, NetFabric currently has a Stock Option and Grant Plan in place to provide incentives to its employees, directors and any other personnel working in conjunction with NetFabric ("NetFabric Plan"). The Company plans to adopt a new stock option and grant plan upon completion of the Acquisition that will incorporate the grants made under the NetFabric Plan. Any future stock options granted under the Company's plan shall be pursuant to a formal option agreement.

Other than the aforementioned plan, the Company does not have any pension plan, profit sharing plan, or similar plans for the benefit of the Company's officers, directors or employees. However, the Company may establish such plans in the future.


DESCRIPTION OF SECURITIES

The Company's authorized capital stock consists of 50,000,000 shares of common stock, par value $.001 per share, of which there are 38,652,204 issued and outstanding, and 10,000,000 shares of preferred stock, par value $.001 per share, of which none have been designated or issued. All of the issued and outstanding shares of NetFabric's common stock are held by the Company as a result of the Acquisition. The following statements relating to the capital stock set forth the material terms of these securities; however, reference is made to the more detailed provisions of, and these statements are qualified in their entirety by reference to, the Company's Certificate of Incorporation and Bylaws, copies of which are filed as exhibits to the Company's SEC reports.

COMMON STOCK

Holders of shares of the Company's common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of any liquidation, dissolution or winding up, the holders of common stock are entitled to a pro-rata share of all assets remaining after payment in full of all liabilities and preferential payments, if any, to holders of preferred stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to our common stock.

PREFERRED STOCK

The Board of Directors of the Company is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each of these series, and to fix the designation, powers, preferences and rights of the shares of each of these series and the qualifications, limitations or restrictions applicable to each series without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block a business combination transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. At present, the Board of Directors does not intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules. We have no present plans to issue any preferred stock.

DIVIDENDS

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends for the foreseeable future.

TRANSFER AGENT

Securities Transfer Corporation of Dallas, Texas currently acts as our transfer agent and registrar.


MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS.

The Company's Common Stock is quoted on the NASD over-the-counter electronic bulletin board under the symbol HOOC.BB. The following table sets forth on a per share basis for the periods shown, the high and low closing bid prices of our common stock. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


CLOSING BID PRICES (1)
                                         HIGH          LOW

Year Ended December 31, 2004
1st Quarter                              $0.20         $0.20
2nd Quarter                              $0.20         $0.20
3rd Quarter                              $0.20         $0.20

Year Ended December 31, 2003
1st Quarter                              $0.35         $0.35
2nd Quarter                              $0.35         $0.35
3rd Quarter                              $0.35         $0.20
4th Quarter                              $0.20         $0.20

Year Ending December 31, 2002
1st Quarter                              $0.51         $0.51
2nd Quarter                              $0.51         $0.51
3rd Quarter                              $0.40         $0.35
4th Quarter                              $0.35         $0.35


-----------------------------
(1) The above tables set forth the range of high and low closing bid prices per share of the Company's Common stock as reported by Yahoo Finance for the periods indicated.



When the trading price of the Company's common stock is below $5.00 per share, the common stock is considered to be a "penny stock" that is subject to rules promulgated by the Securities and Exchange Commission (Rule 15-1 through 15g-9) under the Securities Exchange Act of 1934. These rules impose significant requirements on brokers under these circumstances, including: (a) delivering to customers the SEC's standardized risk disclosure document; (b) providing customers with current bid and ask prices; (c) disclosing to customers the brokers-dealer's and sales representatives compensation; and (d) providing to customers monthly account statements.

DIVIDEND POLICY

The Company does not intend to pay any cash dividends on its common stock in the foreseeable future. All cash resources are expected to be invested in developing the Company's business plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table discloses information as of December 31, 2003 with respect to compensation plans (including individual compensation arrangements) under which the Company's equity securities are authorized for issuance.

------------------------------- ---------------------------- ---------------------------- ----------------------------
Plan Category                   (a)                          (b)                          (c)
                                                                                          Number of securities
                                                                                          remaining available for
                                Number of securities to be   Weighted-average exercise    future issuance under
                                issued upon exercise of      price of outstanding         equity compensation plans
                                outstanding options,         options, warrants and        (excluding securities
                                warrants and rights          rights                       reflected in column (a)

------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans                    0                            0                            0
approved by security holders
(1)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not                0                            0                            0
approved by security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------
Total                                        0                            0                            0
------------------------------- ---------------------------- ---------------------------- ----------------------------


(1) Consists of securities available for issuance pursuant to the Company's Stock Option and Grant Plan, which has been approved by our Board of Directors and Stockholders.




OPTIONS AND WARRANTS

As of September 30, 2004, NetFabric had outstanding warrants to purchase 1,153,637 shares of common stock at an exercise price of $0.152 per share.

As of September 30, 2004, NetFabric had outstanding options to purchase 4,008,889 shares of common stock at an exercise price of $0.152 per share.

HOLDERS

The Company has issued an aggregate of 38,652,204 shares of its common stock to 406 entities.


AGREEMENT WITH SHAREHOLDERS

Under the terms of the Acquisition Agreement, the Company has granted Fred Nazem the right to nominate 40% of the members of the Board of Directors of the Company (rounded to the nearest whole number of directors), for so long as he and/or his affiliates, which for this purpose includes but is not limited to the Fred F. Nazem Children's Trust, hold 25% or more of the total outstanding shares of the Company.


RELATED PARTY TRANSACTIONS

Within 60 days following the Closing Date of the Acquisition, the Company intends to enter into a consulting agreement with Fred Nazem, its former Chairman of the Board and CEO and a major shareholder. The terms of that agreement have not yet been negotiated with Mr. Nazem.

LEGAL PROCEEDINGS.

There is no pending litigation by or against the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

None

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

NetFabric sold 200,000 shares of common stock to Silvermine Investors, LLC, in consideration for all rent and other charges due to Silvermine Investors, LLC on a two-year lease for office premises at 67 Federal Road, Building A, Suite 300, Brookfield, Connecticut.


On July 22, 2004, NetFabric entered into a Financing Agreement which was amended on December 2, 2004 (the "Financing Agreement") with Macrocom Investors, LLC, ("Macrocom") whereby Macrocom provided a loan to NetFabric in the amount of $500,000 ("Loan") for a period of 180 days from the date of the Financing Agreement ("Due Date") at an annual simple interest rate of 5%. On the Due Date, the Company has the option to repay the principal in cash or in kind by issuing 1,000,000 shares of common stock. In either event, the interest on the Loan is payable in cash on the Due Date. The Company will place in escrow 1,000,000 shares of common stock as collateral for the Loan repayment. The Company will also issue to Macrocom 250,000 shares of common stock as additional consideration to Macrocom for the Loan. In addition, under the terms of the original Financing Agreement, Macrocom was to purchase 3,000,000 shares of common stock of the Company for $1,500,000 on the Closing Date. However, pursuant to the terms of an amendment dated December 2, 2004, Macrocom purchased 1,000,000 shares of the common stock of the Company for $500,000 on the Closing Date. This amount was placed in escrow, with Michael Millon, a Managing Member of Macrocom, acting as the escrow agent on behalf of Macrocom. Within 120 days of the closing of the Acquisition and from time-to-time, Macrocom has agreed to purchase an additional 2,000,000 shares of common stock of the Company for $1,000,000. In addition, NetFabric granted Macrocom a six-month warrant to purchase up to 2,000,000 additional shares of the common stock of the Company for a total purchase price of $1,500,000 if the closing trading price of the common stock of the Company is less than $2.00 per share on the trading day preceding any such purchase. Under the terms of the Financing Agreement, NetFabric also agreed, at its cost, to file a registration statement for the registration of the Macrocom stock with the Securities and Exchange Commission as soon as practicable but no later than 90 days following the Closing Date. If the registration statement relating to the Macrocom stock is not effective within 180 days of the Closing Date for reasons not beyond NetFabric's control, Netfabric will pay Macrocom liquidated damages of 45,000 shares of the common stock of the Company for each month or any portion thereof, until such registration statement is effective.

On October 14, 2004, NetFabric and Macrocom entered into a loan agreement which was amended on December 2, 2004 (the "Loan Agreement"), whereby Macrocom agreed to loan an additional $500,000 to NetFabric ("Second Loan"), due 180 days from the date of the Loan Agreement. ("Second Due Date") at an annual simple interest rate of 5%. On the Second Due Date, at the option of Macrocom, Macrocom can convert the principal of the Second Loan into 1,000,000 shares of common stock of the Company or demand repayment of the principal in cash. In either event, the interest on the Second Loan is payable in cash on the Second Due Date. In addition, NetFabric agreed to issue to Macrocom 250,000 shares of common stock as additional consideration to Macrocom for the Second Loan. Under the terms of the Loan Agreement, NetFabric placed in escrow $500,000 upon completion of the Acquisition, as described in the preceding paragraph.

As compensation for arranging the Financing Agreement and the Loan Agreement NetFabric agreed to issue 250,000 shares of common stock of the Company to Michael Millon, the Managing Member of Macrocom.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the act and is therefore unenforceable.


ITEM 5.01   CHANGE IN CONTROL OF REGISTRANT

See the disclosure under Item 2.01 "Completion of Acquisition or Disposition of Assets", which is incorporated by reference into this Item 5.01.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In connection with the Acquisition, Wesley F. Whiting and Redgie Green will resign as Directors of the Company and Jeff Robinson, Charlotte Denenberg and Richard Howard will be elected as Directors of the Company. In addition, Wesley
F. Whiting resigned as President and Redgie Green resigned as Secretary of the Company effective December 9, 2004, and on that same date the Company appointed Jeff Robinson as its Chief Executive Officer and Chairman of the Board, Walter Carozza as its Chief Financial Officer, Philip Barak as Vice President of Finance and Victoria Desidero as its Vice President of Marketing. For further information, see "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS", page 21, above.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements for Business Acquired

The financial statements required by this item will be filed by amendment to this report no later than 71 calendar days after the date that this report became due. The amended report will also contain a Management's Discussion and Analysis of Financial Condition and Results of Operation section that provides a detailed discussion of the financial statements and comparison of prior periods.

(b)  Financial Information

The financial information required by this item will be filed by amendment to this report no later than 71 calendar days after the date that this report became due.

(c)  Exhibits

Exhibit 2.1     -   Acquisition Agreement between the Company, NetFabric, and
                    NetFabric's shareholders dated December 9, 2004

Exhibit 10.1    -   Financing Agreement between NetFabric and Macrocom, dated
                    July 22, 2004

Exhibit 10.2    -   Loan Agreement between NetFabric and  Macrocom, dated
                    October 14, 2004

Exhibit 10.3    -   Amendment to Financing and Loan Agreement between NetFabric and Macrocom, dated December 2, 2004

Exhibit 10.4    -   Distribution Agreement between NetFabric and Williams, dated
                    November 29, 2004

Exhibit 10.5    -   Sales Agreement between NetFabric and CommuniTech, dated
                    February 25, 2004

Exhibit 10.6    -   Sample Purchase Order of NetFabric with Kimchuk

Exhibit 10.7    -   Lease Agreement between NetFabric and Silvermine, dated
                    January 1, 2004

Exhibit 10.8    -   Employment Letter with William Meltzer dated January 28,
                    2004

Exhibit 10.9    -   Employment Letter with Joseph Welfeld dated April 2, 2004

Exhibit 10.10   -   Employment Letter with Victoria Desidero dated May 21, 2004

Exhibit 10.11   -   Employment Letter with Dominick Zumbo dated August 5, 2004

Exhibit 10.12   -   Employment Letter with Walter Carozza dated November 9, 2004

Exhibit 10.13   -   Employment Letter with Philip Barak dated November 9, 2004

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 15, 2004



                                     HOUSTON OPERATING COMPANY


                                     By:   /s/ Jeff Robinson
                                         ------------------------------
                                         Name:  Jeff Robinson
                                         Title: Chief Executive Officer

                                 EXHIBIT INDEX


EXHIBIT NUMBER                  DESCRIPTION OF EXHIBIT
--------------                  ----------------------

Exhibit 2.1 Acquisition Agreement between the Company, NetFabric, and NetFabric's shareholders dated December 9, 2004

Exhibit 10.1 Financing Agreement between NetFabric and Macrocom, dated July 22, 2004

Exhibit 10.2      Loan Agreement between NetFabric and  Macrocom, dated
                  October 14, 2004

Exhibit 10.3 Amendment to Financing and Loan Agreement between NetFabric and Macrocom, dated December 2, 2004

Exhibit 10.4 Distribution Agreement between NetFabric and Williams, dated November 29, 2004

Exhibit 10.5 Sales Agreement between NetFabric and CommuniTech, dated February 25, 2004

Exhibit 10.6      Sample Purchase Order of NetFabric with Kimchuk

Exhibit 10.7 Lease Agreement between NetFabric and Silvermine, dated January 1, 2004

Exhibit 10.8      Employment Letter with William Meltzer dated January 28,
                  2004

Exhibit 10.9      Employment Letter with Joseph Welfeld dated April 2, 2004

Exhibit 10.10     Employment Letter with Victoria Desidero dated May 21, 2004

Exhibit 10.11     Employment Letter with Dominick Zumbo dated August 5, 2004

Exhibit 10.12     Employment Letter with Walter Carozza dated November 9, 2004

Exhibit 10.13     Employment Letter with Philip Barak dated November 9, 2004